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                                                                  Exhibit 10.13

                     GENERAL RELEASE AND SEVERANCE AGREEMENT
                     ---------------------------------------


This General Release and Severance Agreement (hereafter "Agreement") is hereby entered into between Michael M. Hagerty ("Executive"), and Easco, Inc., a Delaware corporation ("Parent"), Easco Corporation, a Delaware corporation ("Company"), and Dolton Aluminum Company, Inc., a Wisconsin corporation ("Dolton") (collectively the "Employers").

         WHEREAS, Executive is, or prior to the execution of this Agreement has been, an employee of Parent, Company and Dolton and a Director of each;

         WHEREAS, Executive and Employers now desire to terminate this employment and directorship relationship and fully and finally to resolve all matters between them;

         THEREFORE, in exchange for the good and valuable consideration set forth herein, the adequacy of which is specifically acknowledged, Executive and Employers ("the parties") hereby agree as follows:

         1. TERMINATION OF EMPLOYMENT AND DIRECTORSHIP. Executive hereby irrevocably agrees to resign his employment with each Employer, and his positions as Director of each Employer, effective November 26, 1996 (the "Effective Date of Resignation"); PROVIDED, HOWEVER, that Executive agrees and acknowledges that his status as an officer and Director of each Employer has been terminated prior to the execution of this Agreement, as previously agreed by the parties.

         2. SALARY AND BENEFIT CONTINUATION. Employers shall continue to pay Executive his base salary at the rate of $235,000 per annum for thirteen months from the Effective Date of Resignation (such period the "Continuation Period"). During the Continuation Period Employers shall also continue to provide at their expense coverage for Executive and his family under Employers' health and insurance plans then in effect for their senior executives and provide Executive with the continued use, without charge, of his Employer-provided automobile, together with automobile insurance coverage in scope and amount equal to that in force on the Effective Date of Resignation.

         3. ACCRUED VACATION PAY. On the Closing, Employers will pay Executive for his accrued but unused vacation the sum of $7,231.

         4. ADDITIONAL BENEFITS. Employers shall pay or cause to be paid to Executive (or, to the extent permitted by law, to an Individual Retirement Account designated by him) all of his benefits accrued under Employers' employee benefit plans as of Effective Date of Resignation. Except as provided in Section 2 hereof, all other compensation, benefits or perquisites shall cease upon the Effective Date of Resignation.




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         5. OUTPLACEMENT. Employers shall provide Executive with outplacement services with a mutually agreeable nationally known outplacement firm from January 1, 1997 until the earlier of (a) December 31, 1997 or (b) the date the Executive obtains other full-time employment. In lieu of such outplacement services, Executive may elect in writing, no later than January 8, 1997, to receive cash payments, equal in amount and timing, to the payments that the Companies would otherwise have made to obtain such services.

         6. PARENT STOCK OPTIONS. On the Closing Employers shall pay Executive the amount of $282,607.32 in exchange for Executive's surrender for cancellation all options he holds with respect to the stock of Parent.

         7. SALE AND PURCHASE OF SHARES; REPAYMENT OF LOAN SECURED BY STOCK. Executive owns an aggregate of 53,474 shares of common stock $.01 par value of Parent (collectively, the "Stock"). At the Closing (as defined in Section 26 below), Executive shall sell, transfer and deliver the Stock to Parent and Parent shall purchase the Stock and pay to Executive therefor an amount equal to

                  (a) $401,055.00, minus

                  (b) the amount then outstanding (including accrued interest) on his note made payable to Extrusion Holdings, Inc., in the original principal amount of $213,880.00 dated December 21, 1993 (the "Note" the outstanding principal balance on which, assuming that all payments thereon were current, was, as of September 30, 1996, $160,950.00, with interest accruing thereafter at the rate of $26.825 per day), whereupon Employers shall return to Executive the Note, marked "cancelled."

         8. RESIDUAL DUTIES. The parties agree and intend that any and all duties of loyalty, fidelity, and confidentiality running from Executive to each Employer and arising out of the common law as a consequence of the parties' employment relationship shall continue in full force and effect between the parties until the Effective Date of Resignation; PROVIDED, HOWEVER, that neither this paragraph nor any other portion of this Agreement shall be interpreted to diminish any residual duties or obligations of Executive to each Employer that may arise or continue in effect under the common law after Executive's Effective Date of Resignation.

         9. INSURANCE BENEFITS. Executive shall have the opportunity to elect COBRA continuation health care coverage for a period beginning no earlier than the Effective Date of Resignation, and continuing for so long as otherwise required by law. If Executive is entitled to elect COBRA, Employers shall, pursuant to Section 2 hereof, pay Executive's COBRA premium for the Continuation Period, which period shall count toward Executive's COBRA entitlement. Executive recognizes and understands that obtaining group coverage through Executive's spouse's employment may adversely affect COBRA eligibility. To the extent permitted under the terms of applicable employee benefit plans, Employers have paid and will continue to pay, for periods up to and including the Effective Date of Resignation, any life and disability insurance premiums pertaining to Executive which would be necessary


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to maintain such coverage for Executive as Employers provide to otherwise similarly-situated employees. However, Employers make no representation that such coverage will be available to Executive for periods while he is or has not been actively employed. To the extent provided by the terms of the applicable employee benefit plans, Executive will be offered the opportunity to convert his group benefits to individual coverage at non-group rates.

         10. RELEASE OF CLAIMS BY EMPLOYERS. Employers agree, for Employers, their affiliates, successors and assigns, hereby forever to release, discharge, and covenant not to sue Executive, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, "Claims"), which Employers have or may have had against Executive based on any events or circumstances arising or occurring on or prior to the Effective Date of Resignation including without limitation any and all claims arising out of Executive's employment with Employers or the termination thereof PROVIDED, HOWEVER, notwithstanding anything to the contrary set forth herein, that this Release shall not extend to (a) any Claim which relates to or arises from any criminal activity of Executive, and (b) any obligation assumed under this Agreement by any party hereto.

         11. NO OTHER PAYMENTS. Executive understands and agrees that Employers shall make no other payments to Executive, and shall have no other obligations to Executive except as described in this Agreement.

         12. CONSULTATION AFTER EFFECTIVE DATE OF RESIGNATION. Executive agrees that for 30 days following his Effective Date of Resignation he will continue to make himself available for reasonable part-time consultation with Employers and Employers' agents and employees regarding his prior work for Employers. Such consultation shall include Executive's making himself reasonably available for interviews by Employers' counsel, depositions, and/or court appearances upon Employers' request, in Ohio or elsewhere in the continental United States. Executive will not perform any services for Employers except as explicitly and specifically authorized by the Employer in question, and will not enter the premises of any Employer or communicate with government agencies, labor unions, adverse parties in actual or potential litigation, suppliers, service providers, customers, or employees of any Employer regarding any Employer's business or Executive's employment status without the express written authorization of the applicable Employer. Employers agree that they will reimburse Executive for reasonable expenses, such as telephone, travel, lodging, and meal expenses, incurred by Executive at Employers' request or with Employers' approval, consistent with Employers' generally applicable policies for employee expenses. Executive agrees that he will notify Employers of all pertinent facts if he is contacted by any government agency with reference to any Employer's business, or by any person contemplating or maintaining any claim or legal action against any Employer, or by any agent or attorney of such person.



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         13. TRADING IN STOCK OF PARENT. Until the date three months from the
Effective Date of Resignation, Executive shall comply with Employers' policy relating to trading in the stock of Parent. Employers acknowledge that the purchase and sale of stock provided for in this Agreement does not contravene such policy.

         14. NEUTRAL REFERENCE. Employers agree that they will provide a neutral reference regarding Executive and Executive's employment, which reference may consist of confirmation of employment, dates thereof, salary levels, and job title, in response to inquiries directed to an Employer's President or Human Resources Director.

         15. GENERAL RELEASE OF CLAIMS BY EXECUTIVE. Executive agrees for Executive, Executive's spouse and child or children (if any), Executive's heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, hereby forever to release, discharge, and covenant not to sue any Employer, any Employer's past, present, or future parent, affiliated, related, and/or subsidiary entities, and all of their past and present directors, shareholders, officers, general or limited partners, employees, agents, and attorneys, and agents and representatives of such entities, and employee benefit plans in which Executive is or has been a participant by virtue of his employment with any Employer, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the Effective Date of Resignation (or, with respect to claims of disparagement, arising or occurring on or prior to the date this Agreement is executed), arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever, (a) Executive's employment with any Employer or the termination thereof or (b) the Executive's status at any time as a holder of any securities of any Employer, and any and all claims arising under federal, state, or local laws relating to employment, or securities, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Securities Act of 1933, the Securities Exchange Act of 1934, and similar state or local statutes, ordinances, and regulations, PROVIDED, HOWEVER, notwithstanding anything to the contrary set forth herein, that this General Release shall not extend to (x) benefit claims under employee pension benefit plans in which Executive is a participant by virtue of his employment with any Employer or to benefit claims under employee welfare benefit plans for occurrences (e.g., medical care, death, or onset of disability) arising after the execution of this Agreement by Executive, and (y) any obligation assumed under this Agreement by any party hereto.



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         16. RELEASE OF AGE DISCRIMINATION CLAIMS; PERIODS FOR REVIEW AND
RECONSIDERATION.

                  a. Executive understands that this Agreement includes a release of claims arising under the Age Discrimination in Employment Act (ADEA). Executive understands and warrants that he has been given a period of twenty-one
(21) days to review and consider this Agreement. Executive is hereby advised to consult with an attorney prior to executing the Agreement. By his signature below, Executive warrants that he has had the opportunity to do so and to be fully and fairly advised by that legal counsel as to the terms of the Agreement. Executive further warrants that he understands that he may use as much or all of his 21-day period as he wishes before signing, and warrants that he has done so.

                  b. Executive further warrants that he understands that he has seven (7) days after signing this Agreement to revoke the Agreement by notice in writing to Theodore C. Rogers, American Industrial Partners, 551 Fifth Avenue, Suite 3800, New York, N.Y. 10176. This Agreement shall be binding, effective, and enforceable upon both parties upon the expiration of this seven-day revocation period without Mr. Rogers having received such revocation, but not before such time.

         17. TRADE SECRETS.

                  a. Executive shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to any Employer (or which any Employer has a right to use), including, without limitation, confidential or proprietary information with respect to any Employer's operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of Employers (and any successor or assignee of any Employer).

                  b. Executive acknowledges that he has delivered to Employers all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning any Employer's customers, business plans, marketing strategies, products or processes and/or which contain proprietary information or trade secrets.

         18. CONFIDENTIALITY. Executive agrees not to disclose the terms or existence of this Agreement to any person, agency, institution, company, or other entity unless Employers agree to such disclosure in advance and in writing, provided that Executive may, without such permission, disclose that Executive resigned from his employment and make such


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disclosures as are required by courts or government agencies or appropriate jurisdiction or otherwise by law, including disclosures to taxing agencies, and disclose the terms of this agreement to his attorney(s), accountant(s), tax advisor(s), and other professional service provider(s), as reasonably necessary, and to his spouse and immediate family. However, to the extent Executive discloses information about the terms of his Agreement, Executive agrees to instruct such person(s) that the terms of this Agreement are strictly confidential and are not to be revealed to anyone else except as required by law, and Executive guarantees that such person(s) shall make no further disclosure of such information and accepts responsibility for any such disclosure as such person(s) may make as though the disclosure were made directly by Executive. Executive further represents and warrants that he has not violated the confidentiality of this Agreement by disclosing its terms, existence, or negotiation prior to its being signed or becoming effective. Employers agree that they will respect the confidentiality of this Agreement by not disclosing its terms, existence, or negotiation to any person not employed by Employers or one of their present or future parents, subsidiaries, or affiliates, provided that Employers may disclose such information to any bona fide potential purchaser of all or any part of any Employer's business and may disclose that Executive resigned from his employment and make such disclosures as are required by courts or government agencies of appropriate jurisdiction or otherwise by law, including disclosures to taxing agencies, and disclose the terms of this agreement to their attorney(s), accountant(s), tax advisor(s), or other professional service provider(s), as reasonably necessary. In the event any inquiry regarding the existence, terms, or negotiation of this Agreement is made by any outside person, Executive and Employers (or others to whom disclosure has been made) shall limit their response, either verbatim or in substance, to the statement that the matter has been resolved by mutual agreement or to the satisfaction of the parties. The obligations of each the parties pursuant to the provisions of this Section 18 shall continue in force until the earlier of (a) the tenth anniversary of the Effective Date of Resignation or (b) the filing of a copy of this Agreement with, or the disclosure of the material terms of this Agreement to, the Securities and Exchange Commission.

         19. NON-DISPARAGEMENT. Each of the parties agrees that it will not disparage or denigrate to any person any aspect of his or its past relationship with the other, nor the character of the other or the other's agents, representatives, products, or operating methods, whether past, present, or future, and whether or not based on or with reference to their past relationship; PROVIDED, HOWEVER, that this paragraph shall have no application to any evidence or testimony requested of either party hereto by any court or government agency. In the event any government agency or any of Employers' present or future labor unions, adverse parties in actual or potential litigation, suppliers, service providers, employees or customers initiate communications with Executive, Executive agrees that he will inform any such persons, consistent with this paragraph, of his change in status and direct such persons to an appropriate office or current employee of Employers.

         20. CONDITION ON CERTAIN OBLIGATIONS OF THE EMPLOYERS. Executive agrees that Employers are likely to suffer adverse financial and/or employee relations consequences in the event either of the above confidentiality or non-disparagement provisions is breached and that Executive's agreement to each is a material portion of the consideration received by the Employers hereunder. Executive therefore agrees that in the event Executive commits such


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breach, Employers shall have all rights and remedies under law or equity including, without limitation, the right upon discovery of such breach to obtain an injunction against any further breaches. This paragraph is not intended to limit any other remedies, in damages or otherwise, that may be available to Employers for such breach.

         21. TAXES. To the extent any taxes may be due on the payments to Executive provided in this Agreement beyond any withheld by Employers, Executive agrees to pay them himself and to indemnify and hold Employers and other entities released by Executive herein harmless for any tax claims or penalties resulting from such payments. Executive further agrees to provide any and all information pertaining to Executive upon request as reasonably necessary for Employers and other entities released herein to comply with applicable tax laws.

         22. NO ADMISSION. Executive understands and agrees that Employers have admitted no liability or obligation to provide the consideration contemplated herein, and that Employers have entered into this Agreement solely for the purpose of avoiding possible controversy.

         23. SEVERABILITY. Except as otherwise specified below, should any portion of this Agreement be found void or unenforceable for any reason by a court of competent jurisdiction, the court should attempt to limit or otherwise modify such provision so as to make it enforceable, and if such portion cannot be modified to be enforceable, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement, which shall otherwise remain in full force and effect. If any portion of this Agreement is so found to be void or unenforceable for any reason in regard to any one or more persons, entities, or subject matters, such portion shall remain in full force and effect with respect to all other persons, entities, and subject matters. This paragraph shall not operate, however, to sever either party's obligation to provide the binding release to all entities intended to be released hereunder. In the event Executive should in the future contend that Executive's release of claims is for any reason void, imperfect, or incomplete, Executive may not pursue any claim against any Employer (or any other party intended to be released herein) to establish the invalidity of the release or premised (in whole or in part) on the invalidity of the release before or without repaying to Employers the full amount of such cash payments he has received, less the reasonable value of services actually provided pursuant to this Agreement, and applicable statutes of limitations shall be deemed to run in regard to Executive's claims without regard to the parties' entry into this Agreement. The preceding sentence shall not operate to limit the scope or effect of Executive's covenant not to sue.

         24. CONDITIONS OF VALIDITY. This Agreement shall not be deemed valid, binding or effective unless and until (1) both parties have signed, (2) Executive's signature is notarized, and (3) both parties have executed the Agreement within a single thirty (30) day period.



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         25. UNDERSTANDING AND AUTHORITY. The parties understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided.

         26. CLOSING AND PAYMENTS HEREUNDER.

                  (a) All payments to be made by any one or more of the Employers hereunder pursuant to the provisions of Sections 3, 6 and 7 shall be by wire transfer to Executive's bank account (the name and number of which have been furnished to Employers) at 11:00 A.M. Eastern Time on December 19, 1996 (the "Closing").

                  (b) All salary continuation and other payments to be made hereunder shall be made in accordance with the Employers' payroll schedule now in effect for its Executives or as otherwise provided in this Agreement.

                  27. INDEMNIFICATION. To the extent that Employers may do so without any material cost to any of them, then, for the entire period from the Effective Date of Resignation until at least six years thereafter (a) Executive shall receive the benefit of whatever indemnification protection is afforded generally to the directors and officers of each of the Employers, including the benefit of those provisions of Parent's certificate of incorporation, by-laws and Employers' applicable charter documents with respect to indemnification and exculpation from liability, and (b) to the extent that same is permitted under the terms of such policies, the Employers shall cover Executive under any officers or directors liability insurance policies that the Employers generally provide for its own directors and officers.

         Executive understands, agrees and represents that the covenants made herein and the releases herein executed may affect rights and liabilities of substantial extent and agrees that the covenants and releases provided herein are in Executive's best interest. Executive represents and warrants that in negotiating and executing this Agreement Executive has had an adequate opportunity to consult with competent legal counsel of his choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises, or agreements between any Employer and Executive other than those expressly set forth in writing herein.

         The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all parties.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing on the dates shown below.

/s/ Michael M. Hagerty                                        December 11, 1996
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City/County of Cuyahoga

State of Ohio

         The foregoing instrument was signed and acknowledged before me by Michael M. Hagerty this 11th day of December, 1996.

                                                     /s/ Mary Ann Natran
                                                     -------------------
                                                     Notary Public

My Commission Expires: November 30, 1997


EASCO, INC.
EASCO CORPORATION
DOLTON ALUMINUM COMPANY, INC.
-----------------------------


By:      /s/ Frank L. Rich                            December 18, 1996
         -----------------------------------

Title: Executive Vice President, Administration



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